UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2014

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

                                        Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2014, the Board of Directors of STAAR Surgical Company elected Kathryn Tunstall, 63, to serve in a newly created seat pursuant to an increase in size of the Board from six to seven members. Ms. Tunstall will not serve as a member of any Company committees at this time. The Board approved providing Ms. Tunstall with the standard director compensation for a director, pro-rated for the remaining portion of the 2013-2014 term.

From 2000 to 2013, Ms. Tunstall served as Chairman of Conceptus, Inc., a developer, maker, and marketer of medical devices for women. Ms. Tunstall served as Conceptus’ first President and Chief Executive Officer from 1993-2000. In 2013 Conceptus was acquired by Bayer AG for $1.1 billion. Prior to joining Conceptus in 2000, Ms. Tunstall served for seven years in executive leadership roles with Baxter International, most recently as President of the Company’s Edwards Less Invasive Surgery Division. She also spent more than 12 years in various marketing, finance and operational roles with divisions of American Hospital Supply, including McGaw Laboratories, a division that manufactured and sold medical equipment and disposable supplies. She received her B.A. in Economics from the University of California- Santa Barbara.

The appointment of Ms. Tunstall to the Board was not the result of any arrangement or understanding between her and any other person or entity. There are no transactions between Ms. Tunstall nor any member of her immediate family and the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On January 30, 2014, the Company published a press release regarding the election of Ms. Tunstall to the Board, and an increase in the size of the Board from six to seven members. The Company also announced the election of Mr. Mark Logan to assume the role of Chairman of the Board in a planned transition. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 8.01	Other Events

On January 30, 2014, the Board of Directors of STAAR Surgical Company elected Mr. Mark Logan to assume the role of Chairman of the Board. Mr. Logan, who joined the Board in 2010, currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Governance Committee. Mr. Logan will succeed Mr. Don Bailey, who will remain a member of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2014	By: /s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer